INTERNATIONAL SHIPHOLDING CORPORATION REPORTS FIRST QUARTER 2015 RESULTS

Declares first quarter dividend of $0.05 per share on its Common Stock

Mobile, Alabama, April 29, 2015 – International Shipholding Corporation (NYSE: ISH) today announced financial results for the quarter ended March 31, 2015.

First Quarter 2015 Highlights

•	Declared a first quarter dividend of $0.05 per share of Common Stock payable on June 3, 2015 to shareholders of record as of May 15, 2015

•	Will pay a $2.375 per share and $2.25 per share dividend on its Series A and Series B Preferred Stock, respectively, on April 30, 2015

•	Completed the sale of one Handysize vessel

Net Loss

The Company reported a net loss of $4.5 million for the three months ended March 31, 2015, which included a $2.8 million derivative loss associated with the refinancing to USD of the outstanding Yen based Facility.  Excluding the derivative loss, the loss of $1.7 million for the first quarter of 2015 compares to a $3.2 million loss for the first quarter ending March 31, 2014.

Mr. Niels M. Johnsen, Chairman and Chief Executive Officer, stated, “Despite difficult market conditions in our dry bulk segment, we continue to benefit from our strategic flexibility across niche markets, our strong relationships with high-quality counterparties, and our focus on medium to long-term contracts. While our diversified strategy insulates us from much of the volatility in individual market segments, our results in the first quarter were affected by the continuing weakness in the international dry bulk market. Adapting to emerging dynamics across maritime markets is a central component of our strategy, and we are exploring a number of opportunities to strengthen our financial results and position the Company for long-term success.”

Gross Voyage Profit

The Company’s gross voyage profit, representing the results of its six reporting segments, was $11.5 million, for the first quarter of 2015,  compared to $10 million in the 2014 three month period.  The comparable results by operating segment are shown below.

(All Amounts in Millions)
	Jones Act	Pure Car Truck Carriers	Dry Bulk	Rail-Ferry	Specialty Contracts	Other	Total
First Quarter, 2015
Gross Voyage Profit	$2.2	$4.1	$1.1	$0.5	$3.2	$0.4	$11.5

Depreciation	(1.7)	(2.2)	(0.9)	(0.4)	(0.4)	(0.1)	(5.7)
Gross Profit (After Depreciation)	$0.5	$1.9	$0.2	$0.1	$2.8	$0.3	$5.8

EBITDA	$5.1	$3.0	$0.7	$0.6	$2.5	$0.2	$12.1
Number of non-operating days	71	20	-	-	-	-	91
Number of operating days	559	610	1,864	180	1,440	-	4,653
Number of Vessels	7	7	21	2	16	-	53

First Quarter, 2014
Gross Voyage Profit	$4.2	$2.4	$1.4	$0.9	$0.8	$0.3	$10.0

Depreciation	(2.0)	(2.2)	(1.6)	(0.5)	(0.5)	(0.1)	(6.9)
Gross Profit (After Depreciation)	$2.2	$0.2	$(0.2)	$0.4	$0.3	$0.2	$3.1

EBITDA	$5.6	$1.6	$0.7	$0.6	$1.1	$1.0	$10.6
Number of non-operating days	58	5	1	-	-	-	64
Number of operating days	572	625	1,889	180	990	-	4,256
Number of Vessels	7	7	21	2	11	-	48

Variance
Gross Voyage Profit	$(2.0)	$1.7	$(0.3)	$(0.4)	$2.4	$0.1	$1.5
Depreciation	0.3	-	0.7	0.1	0.1	-	1.2
Gross Profit (Loss)	$(1.7)	$1.7	$0.4	$(0.3)	$2.5	$0.1	$2.7

For a reconciliation of the gross voyage numbers presented above to GAAP figures, please see the attached Non-GAAP Reconciliation Statement.

The Jones Act’s gross voyage profit dropped year-over-year primarily due to an increase in non-operating days in its United Ocean Services (“UOS”) fleet.  One of the UOS Bulk Carriers experienced bottom contact damage while servicing a major customer.  While the Company’s insurance coverage offsets some of its voyage margins, and the vessel has since been successfully repaired, segment results were negatively impacted by deductibles and lost opportunity.  Gross voyage profit on the Pure Car Truck Carriers (“PCTC”) segment improved due to higher supplemental cargo volumes. In recent months, demand levels in this segment have trended back toward their historical levels, averaging $6-8 million of gross voyage profit annually. The Dry Bulk segment reported slightly lower gross voyage profit, driven primarily by lower rates on its two remaining Handysize vessels, partially offset by improved results from the Company’s equity position in a fleet of mini-bulkers. The Rail Ferry also reported slightly lower year-over-year gross voyage profit, as volume on its northbound cargoes was weaker than expected though improved on fourth quarter 2014 levels.  The Specialty segment reported higher results, primarily from its minority investments entered into in the latter part of 2014 in ventures owning chemical and asphalt tankers, as well as the final settlement with the US government on the early redelivery of its ice-strengthened vessel, which occurred in September of 2012. The settlement contributed approximately $1.4 million to the segment’s first quarter 2015 results.  The Company’s Other segment reported similar results year-over-year.

Administrative and General (“A&G”)

A&G expenses in the first quarter of 2015 were approximately $400,000 lower when compared to the 2014 first quarter.  Amortization expense of Executive Stock Compensation was lower due primarily to the Company’s lower stock value and forfeiture of prior year stock units whose performance level triggers were not met.

Interest and Other

The higher interest expense reported in the first quarter of 2015 is due primarily to financing on one of the Company’s U.S. Flag PCTCs, which was purchased from its Lessor in the third quarter of 2014.  The derivative loss of $2.8 million was the product of unwinding a variable-to-fixed interest rate swap on its Yen loan facility.  The Yen was refinanced into a fixed U.S. dollar loan on April 24, 2015.  The $2.8 million loss was previously classified in the Company’s Other Accumulated Comprehensive Income of its Stockholders Equity and as such the unwinding of the interest rate swap had no negative impact to the Company’s Net Worth.

Taxes

The Company reported a tax provision of $39,000 in the 2015 first quarter, compared to a benefit of $882,000 in the comparable 2014 period.  The Company recorded valuation allowances on its deferred tax assets in the 2014 fourth quarter and has assessed and determined that a valuation allowance is still appropriate.

Balance Sheet

The Company’s working capital at March 31, 2015 was $6.4 million, a decrease of $3.0 million from December 31, 2014.  Capital expenditures and common and preferred stock dividends were partially offset by operating cash flow generated in the first quarter.  Cash and cash equivalents were approximately $21.4 million with an available capacity under our Line  of Credit of approximately $1.4 million.

Dividend Declarations

On April 2, 2015,  the Company’s Board of Directors approved per-share dividend payments payable on April 30, 2015,  of $2.375 and $2.25 on its Series A and Series B Preferred Stock, respectively, representing regular quarterly payments.  Additionally, the Board of Directors declared a $0.05 dividend payable on June  3, 2015 for each share of common stock owned on the record date of May 15, 2015.  All future dividend declarations remain subject to the discretion of International Shipholding Corporation’s Board of Directors.

Outlook

The Company has provided 2015 EBITDA guidance in the range of $55 to $63 million, and 2015 cash outlay on capital expenditures, including dry dock costs, but excluding its investment in its office building in New Orleans, LA, in the range of $35 - $40 million. The Company has eight (8) vessels scheduled to undergo regularly scheduled drydockings in 2015, including three (3) vessels in its Jones Act fleet.  The Company’s Board of Directors has set a $0.05 common stock dividend target for the second quarter of 2015 and remains committed to an ongoing dividend policy.  All dividend declarations remain subject to the discretion and approval of International Shipholding Corporation’s Board of Directors on a quarterly basis.

Conference Call

In connection with this earnings release, management will host an earnings conference call on Thursday, April 30, 2015, at 10:00 AM ET. To participate in the conference call, please dial (888) 587-0615 (domestic) or (719) 325-2323  (international). Participants can reference the International Shipholding Corporation First Quarter 2015 Earnings Call or passcode 7072183.  Please dial in approximately 5 minutes prior to the call.

The conference call will also be available via a live listen-only webcast and can be accessed through the Investor Relations section of the Company’s website, www.intship.com.  Please allow extra time prior to the call to visit the Company’s website and download any software that may be needed to listen to the webcast.

A replay of the conference call will be available through May 7, 2015 at (877) 870-5176 (domestic) or (858) 384-5517 (international).  The passcode for the replay is 7072183.

About International Shipholding

International Shipholding Corporation, through its subsidiaries, operates a diversified fleet of U.S. and International flag vessels that provide worldwide and domestic maritime transportation services to commercial and governmental customers primarily under medium to long-term charters and contracts. www.intship.com

Caution concerning forward-looking statements

Except for historical and factual information, the matters set forth in this release and future oral or written statements made by us or our management, including statements regarding our 2015 guidance, and other statements identified by words such as “estimates,” “expects,” “anticipates,” “plans,” and similar expressions, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations only, and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control.  Actual events and results may differ materially from those anticipated, estimated, projected, expressed or implied by us if one or more of these risks or uncertainties materialize, or if our underlying assumptions prove incorrect. Factors that could affect actual results include, but are not limited to: our ability to maximize the usage of our vessels and other assets on favorable economic terms, including our ability to renew our time charters and contracts on favorable terms when they expire, to maximize our carriage of supplemental cargoes; and to improve the return on our dry bulk fleet if and when market conditions improve; our ability to effectively handle our leverage by servicing and complying with each of our debt instruments; changes in domestic or international transportation markets that reduce the demand for shipping generally or for our vessels in particular, including changes in the rates at which competitors add or scrap vessels; industry-wide changes in cargo freight rates, charter rates, vessel design, vessel utilization or vessel valuations, or in charter hire, fuel or other operating expenses; unexpected out-of-service days affecting our vessels, whether due to drydocking delays, unplanned maintenance, accidents, equipment failures, adverse weather, natural disasters, piracy or other causes; our ability to access the credit markets or sell assets on terms reasonable to us or at all, including our ability to sell our vessels held for sale; political events in the United States and abroad; the appropriation of funds by the U.S. Congress, including the impact of any future cuts to federal spending similar to the U.S. Congress’ recent “sequestration” cuts; terrorism, piracy, quarantines and trade restrictions; changes in foreign currency rates or interest rates; the effects of more general factors, such as changes in tax laws or rates in pension or benefits costs, or in general market, labor or economic conditions; and each of the other economic, competitive, governmental, and technological factors detailed in our reports filed with the Securities and Exchange Commission.  You should be aware that new factors may emerge from time to time and it is not possible for us to identify all such factors nor can we predict the impact of each such factors on our business or the extent to which any one or more factors may cause actual results to differ from those reflected in any forward-looking statements.  Accordingly, you are cautioned not to place undue reliance upon any of our forward-looking statements, which are inherently speculative and speak only as of the date made.  We undertake no obligation to update or revise, for any reason, any forward-looking statements made by us or on our behalf, whether as a result of new information, future events or developments, changed circumstances or otherwise.

Contact:

The IGB Group

Bryan Degnan

(646) 673-9701

bdegnan@igbir.com

Leon Berman

(212) 477-8438

lberman@igbir.com

International Shipholding Corporation

Niels M. Johnsen, Chairman (212) 943-4141

Erik L. Johnsen, President (251) 243-9221

Manny Estrada, V. P. and CFO (251) 243-9082

Non-GAAP Reconciliation by Segment
Quarter ended March 31, 2015

(All Amounts in Millions)
		Pure Car
	Jones Act	Truck Carriers	Dry Bulk	Rail-Ferry	Specialty Contracts	Other	Total
First Quarter, 2015
Gross Voyage Profit	$2.2	$4.1	$1.1	$0.5	$3.2	$0.4	$11.5
*Add Back: Amortization & Drydock	3.8	0.7	0.1	0.3	0.3	-	5.2
A&G	(0.9)	(1.8)	(0.5)	(0.2)	(1.4)	(0.2)	(5.0)
Other Income from Vessel Financing	-	-	-	-	0.4	-	0.4
EBITDA	$5.1	$3.0	$0.7	$0.6	$2.5	$0.2	$12.1
Depreciation	(1.7)	(2.2)	(0.9)	(0.4)	(0.4)	(0.1)	(5.7)
Amortization	(3.8)	(0.7)	(0.1)	(0.3)	(0.3)	-	(5.2)
Other Income from Vessel Financing	-	-	-	-	(0.4)	-	(0.4)
Loss on Sale of Assets	-	-	-	-	-	(0.1)	(0.1)
*Add Back: Unconsolidated Entities	-	-	(0.7)	0.1	(0.3)	-	(0.9)
Operating Income (Loss)	$(0.4)	$0.1	$(1.0)	$-	$1.1	$-	$(0.2)

First Quarter, 2014
Gross Voyage Profit	$4.2	$2.4	$1.4	$0.9	$0.8	$0.3	$10.0
*Add Back: Amortization & Drydock	3.7	0.5	0.1	0.2	0.7	-	5.2
A&G	(2.3)	(1.3)	(0.8)	(0.5)	(0.4)	(0.2)	(5.5)
Other	-	-	-	-	-	0.9	0.9
EBITDA	$5.6	$1.6	$0.7	$0.6	$1.1	$1.0	$10.6
Depreciation	(2.0)	(2.2)	(1.6)	(0.5)	(0.5)	(0.1)	(6.9)
Amortization	(3.7)	(0.5)	(0.1)	(0.2)	(0.7)	-	(5.2)
Other	-	-	-	-	-	(0.9)	(0.9)
*Add Back: Unconsolidated Entities	-	-	0.1	-	-	-	0.1
Operating Income (Loss)	$(0.1)	$(1.1)	$(0.9)	$(0.1)	$(0.1)	$-	$(2.3)

* To remove the effect of including the results of the unconsolidated entities, drydock, and amortization in Gross Voyage Profit

INTERNATIONAL SHIPHOLDING CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(All Amounts in Thousands Except Share Data)

(Unaudited)

	Three Months Ended March 31,
	2015	2014
Revenues	$68,026	$72,694

Operating Expenses
Voyage Expenses	52,211	57,433
Amortization Expense	5,187	5,163
Vessel Depreciation	5,543	6,721
Other Depreciation	184	184
Administrative and General Expenses	5,022	5,449
Loss on Sale of Other Assets	68	-
Total Operating Expenses	68,215	74,950

Operating Loss	(189)	(2,256)

Interest and Other
Interest Expense	2,668	2,145
Derivative Loss	2,810	14
Loss on Extinguishment of Debt	95	-
Other Income from Vessel Financing	(445)	(489)
Investment Income	(7)	(19)
Foreign Exchange Loss	45	84
	5,166	1,735
Loss Before Provision (Benefit) for Income Taxes and Equity in Net Income (Loss) of Unconsolidated Entities	(5,355)	(3,991)

Provision (Benefit) for Income Taxes	39	(882)

Equity in Net Income (Loss) of Unconsolidated Entities (Net of Applicable Taxes)	893	(108)

Net Loss	$(4,501)	$(3,217)

Preferred Stock Dividends	1,305	1,305

Net Loss Attributable to Common Stockholders	$(5,806)	$(4,522)

Loss Per Common Share:
Basic	$(0.79)	$(0.62)
Diluted	$(0.79)	$(0.62)

Weighted Average Shares of Common Stock Outstanding:
Basic	7,308,482	7,252,075
Diluted	7,308,482	7,252,075

Common Stock Dividends Per Share	$0.25	$0.25

INTERNATIONAL SHIPHOLDING CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(All Amounts in Thousands)

(Unaudited)

	March 31, 2015	December 31, 2014
ASSETS
Cash and Cash Equivalents	$21,373	$21,133
Restricted Cash	391	1,394
Accounts Receivable, Net of Allowance for Doubtful Accounts	28,653	31,322
Prepaid Expenses	8,639	10,927
Deferred Tax Asset	235	408
Other Current Assets	328	370
Notes Receivable	1,628	3,204
Material and Supplies Inventory	8,134	9,760
Assets Held for Sale	6,778	6,976
Total Current Assets	76,159	85,494

Investment in Unconsolidated Entities	22,697	21,837

Vessels, Property, and Other Equipment, at Cost:
Vessels	519,953	520,026
Building	1,780	1,354
Land	623	623
Leasehold Improvements	26,348	26,348
Construction in Progress	4,495	2,371
Furniture and Equipment	10,574	10,461
	563,773	561,183
Less - Accumulated Depreciation	(192,618)	(186,450)
	371,155	374,733
Other Assets:
Deferred Charges, Net of Accumulated Amortization	28,960	28,657
Intangible Assets, Net of Accumulated Amortization	24,416	25,042
Due from Related Parties	1,567	1,660
Notes Receivable	25,361	24,455
Goodwill	2,735	2,735
Assets Held for Sale	32,486	48,701
Other	4,614	4,843
	120,139	136,093

TOTAL ASSETS	$590,150	$618,157

INTERNATIONAL SHIPHOLDING CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(All Amounts in Thousands Except Share Data)

(Unaudited)

	March 31, 2015	December 31, 2014
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current Maturities of Long-Term Debt	$22,412	$23,367
Accounts Payable and Other Accrued Expenses	47,395	52,731
Total Current Liabilities	69,807	76,098

Long-Term Debt, Less Current Maturities	203,631	219,521

Other Long-Term Liabilities:
Incentive Obligation	4,456	4,644
Other	48,970	50,284

TOTAL LIABILITIES	326,864	350,547

Stockholders' Equity:
Preferred Stock, $1.00 Par Value, 9.50% Series A Cumulative Perpetual Preferred Stock, 650,000 Shares Authorized, 250,000 Shares Issued and Outstanding at March 31, 2015 and December 31, 2014, Respectively	250	250
Preferred Stock, $1.00 Par Value, 9.00% Series B Cumulative Perpetual Preferred Stock, 350,000 Shares Authorized, 316,250 Shares Issued and Outstanding at March 31, 2015 and December 31, 2014, Respectively	316	316
Common Stock, $1.00 Par Value, 20,000,000 Shares Authorized, 7,309,757 and 7,301,657 Shares Outstanding at March 31, 2015 and December 31, 2014, Respectively	8,753	8,743
Additional Paid-In Capital	140,952	140,960
Retained Earnings	151,466	159,134
Treasury Stock 1,388,078 Shares at March 31, 2015 and December 31, 2014	(25,403)	(25,403)
Accumulated Other Comprehensive Loss	(13,048)	(16,390)
TOTAL STOCKHOLDERS' EQUITY	263,286	267,610

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$590,150	$618,157

INTERNATIONAL SHIPHOLDING CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(All Amounts in Thousands)

(Unaudited)

	Three Months Ended March 31,
	2015	2014
Cash Flows from Operating Activities:
Net Loss	$(4,501)	$(3,217)
Adjustments to Reconcile Net Loss to Net Cash Provided by Operating Activities:
Depreciation	5,727	6,905
Amortization of Deferred Charges	4,840	4,286
Amortization of Intangible Assets	626	1,029
Deferred Tax	-	(905)
Non-Cash Share Based Compensation	2	447
Equity in Net (Income) Loss of Unconsolidated Entities	(893)	108
Loss on Sale of Assets	68	-
Loss on Extinguishment of Debt	95	-
Loss on Foreign Currency Exchange	45	84
Loss on Derivatives	2,810	14
Other Reconciling Items, net	(838)	(1,387)
Changes in operating assets and liabilities, net of acquisitions:
Deferred Drydocking Charges	(5,515)	(1,775)
Accounts Receivable	(878)	3,620
Inventory and Other Current Assets	3,906	2,006
Other Assets	-	(500)
Accounts Payable and Accrued Liabilities	(4,249)	(2,020)
Other Long-Term Liabilities	250	(1,197)
Net Cash Provided by Operating Activities	1,495	7,498

Cash Flows from Investing Activities:
Purchases of and Capital Improvements to Property and Equipment	(3,250)	(5,884)
Investment in Unconsolidated Entities	-	(5,814)
Net Change in Restricted Cash Account	1,003	2,499
Cash Proceeds from the State of Louisiana	122	-
Cash Proceeds from Sale of Assets	16,355	-
Cash Proceeds from Receivable Settlement	3,890	-
Proceeds from Payments on Note Receivables	670	1,062
Net Cash Provided by (Used In) Investing Activities	18,790	(8,137)

Cash Flows from Financing Activities:
Proceeds from Line of Credit	5,000	8,000
Payments on Line of Credit	(2,500)	(8,000)
Principal Payments on Long Term Debt	(19,384)	(4,755)
Additions to Deferred Financing Charges	(28)	(62)
Dividends Paid	(3,133)	(3,119)
Net Cash Used In Financing Activities	(20,045)	(7,936)

Net Increase (Decrease) in Cash and Cash Equivalents	240	(8,575)
Cash and Cash Equivalents at Beginning of Period	21,133	20,010

Cash and Cash Equivalents at End of Period	$21,373	$11,435